UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
July 21, 2008
Date of Report (Date of Earliest Event Reported)

POLYMEDIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51895	27-0125925
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

170 N. Radnor Chester Road
Suite 300
Radnor, PA		19087
(Address of principal executive offices)		(Zip Code)
484-598-2400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(d) Appointment of Stefan Loren and Richard Bank as Directors
On July 21, 2008, PolyMedix, Inc. (the “Company”) appointed Stefan Loren and Richard Bank to the Board of Directors (the “Board”), effective immediately. Dr. Loren will serve on the Board’s Audit Committee and Dr. Bank will serve on the Board’s Compensation Committee.
In connection with his service as a director, Drs. Loren and Bank will each receive the Company’s standard non-employee director cash and equity compensation. Consequently, Drs. Loren and Bank will each receive a pro rata portion of the $10,000 annual retainer for his respective service through the remaining portion of the 2008 term until the Company’s 2009 Annual Meeting of Stockholders, as well as a fee of $1,000 per Board meeting he attends. In addition, for their service on their respective committees, Drs. Loren and Bank will each receive fees of $1,000 per committee meeting he attends.
In connection with their appointments, pursuant to the Board’s equity grant policy for non-employee directors, Drs. Loren and Bank will be entitled to receive a non-employee director stock option grant of 150,000 shares. In addition, Drs. Loren and Bank may, at the discretion of the entire Board, receive additional equity compensation awards.
A copy of the press release announcing the appointment of Dr. Loren and Dr. Bank is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibit No.	Description

	99.1	Press release issued July 25, 2008

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMEDIX, INC.

Date: July 25, 2008	By:	/s/ Edward Smith

	Name:	Edward Smith
	Title:	Vice President, Finance and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Press release issued July 25, 2008